[ARTICLE]
[LEGEND]     EXHIBIT 10.1 TO FORM 8-K

                                                        EXHIBIT B
                   WAIVER, RELEASE AND CONSENT



       THIS WAIVER, RELEASE AND CONSENT dated as of September 6, 1995 by First Hill Plaza L.L.C., a Washington limited liability company, landlord ("Landlord") under that certain Lease dated March 24, 1983, as heretofore assigned, amended and renewed (the "Liberty Lease"), between Liberty Equipment Investors - 1983, a New York limited partnership ("Liberty") and the Landlord, relating to certain premises located at 1001 Boylston Street, Seattle, Washington (the "Premises"),

WITNESSETH:

       WHEREAS, pursuant to the terms of the Liberty Lease, the Liberty Lease has expired on the date hereof;

       WHEREAS, pursuant to the terms of the Liberty Lease, Liberty is required at the expiration of the Liberty Lease to remove certain leasehold improvements to the Premises and equipment owned by Liberty and located at the Premises, and to restore the Premises in the manner set forth therein;

       WHEREAS, the Landlord has entered into a lease (the "New Lease") with a new lessee (the "New Lessee") to commence upon the expiration of the Liberty Lease, and the New Lessee thereunder desires to operate the Premises for a similar use as used by Liberty and desires to lease the Premises with the leasehold improvements provided by Liberty and owned by Liberty and desires the Premises to be delivered without the removal thereof (or the removal of certain equipment which the New Lessee has agreed to purchase from Liberty) and the restoration of the Premises that would otherwise be required under the Liberty Lease; and

       WHEREAS, the New Lessee has agreed with Liberty pursuant to an Agreement dated as of August 30, 1995 (the "Agreement") to purchase certain equipment of Liberty utilized at the Premises, as specified in Schedule A thereto (the "Liberty Equipment");

       NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the Landlord hereby grants this Waiver, Release and Consent as follows:

       1. The Landlord hereby waives and releases Liberty from any and all obligations of Liberty under the Liberty Lease to remove any equipment or leasehold improvements to the Premises and any and all obligations of Liberty to restore the Premises under the Liberty Lease, including, without limitation, any obligation to remove the skylight or restore the roof.

       2. The Landlord hereby agrees to execute any and all documents necessary to evidence the foregoing and to make such filings, if any, as are necessary for such purpose.

       3. The Landlord hereby consents to Liberty leaving the Liberty Equipment at the Premises and hereby grants Liberty (and the New Lessee, or an affiliate thereof, as purchaser thereof) a license to do so until the commencement of the New Lease, and agrees that no charge shall be assessed to Liberty or the New Lessee, or any affiliate thereof, for such purpose.

       IN WITNESS WHEREOF, the Landlord has executed this Waiver, Release and Consent as of the date first above written.

                              FIRST HILL PLAZA L.L.C.



                              By: /s/____________________________
                                 Title